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                                                                     EXHIBIT 23


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 24, 2002, included on page 32 of the Company's 2001 Form 10-K, into the previously filed Registration Statements on Form S-3 (File Nos. 333-18929 and 333-82953) and on Form S-8 (File Nos. 333-39299,
2-64600, 2-81590, 33-32692, 2-66654 and 33-54084).


                                       ARTHUR ANDERSEN LLP


Oklahoma City, Oklahoma
   March 27, 2002